  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1998
                                                     REGISTRATION NO. 333-50643
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                            MIPS TECHNOLOGIES, INC.

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ---------------

             DELAWARE                            3571                          77-0322161
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                          2011 NORTH SHORELINE BLVD.
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                (650) 960-1980
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ---------------
                               JOHN E. BOURGOIN
                            MIPS TECHNOLOGIES, INC.
                          2011 NORTH SHORELINE BLVD.
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                (650) 960-1980
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ---------------
                                  COPIES TO:

             WILLIAM H. HINMAN, JR.                              JOSHUA L. GREEN
              SHEARMAN & STERLING                                JEFFREY Y. SUTO
             555 CALIFORNIA STREET                              VENTURE LAW GROUP
        SAN FRANCISCO, CALIFORNIA 94104                     A PROFESSIONAL CORPORATION
                 (415) 616-1100                                2800 SAND HILL ROAD
                                                           MENLO PARK, CALIFORNIA 94025
                                                                  (650) 854-4488

                               ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Company in connection with the sale of the Common Stock being registered. All of the amounts shown are estimates except for the SEC registration fee, the NASD filing fee and the Nasdaq National Market Application Fee.

       SEC Registration Fee........................................ $   26,123
       NASD Filing Fee.............................................      8,090
       Nasdaq National Market Application Fee......................     95,000
       Blue Sky Qualification Fees and Expenses....................      5,000
       Printing and Engraving Expenses.............................    175,000
       Legal Fees and Expenses.....................................    450,000
       Accounting Fees and Expenses................................    275,000
       Miscellaneous...............................................     15,787
                                                                    ----------
         Total..................................................... $1,050,000*
                                                                    ==========

--------
* Of this amount, approximately $240,000 will be paid by the Company and $810,000 will be paid by Silicon Graphics, Inc.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against expenses which such officer or director actually and reasonably incurred. The Restated Certificate of Incorporation of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

  In accordance with Delaware law, the Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

  Pursuant to the underwriting agreement between the Company, Silicon Graphics and the underwriters filed as an exhibit to this Registration Statement, the underwriters a party thereto have agreed to indemnify each officer and director of the Company and Silicon Graphics, Inc. and each person, if any, who controls the Company and Silicon Graphics, Inc. within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities, including liabilities under said Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  Within the past three years, the Company has not issued or sold any unregistered securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) EXHIBITS

    1.1   Form of Underwriting Agreement*
    3.1   Form of Certificate of Incorporation of the Registrant**
    3.2   Form of By-Laws of the Registrant**
    4.1   Form of Common Stock Certificate**
    5.1   Opinion of Shearman & Sterling**
   10.1   Form of Separation Agreement
   10.2   Form of Corporate Agreement**
   10.3   Form of Management Services Agreement**
   10.4   Form of Tax Sharing Agreement**
   10.5   Form of Technology Agreement
   10.6   Form of Trademark Agreement
   10.7.1 Joint Development and License Agreement between Nintendo Co., Ltd.
           and Nintendo of America Inc. on the one hand and Silicon Graphics, Inc. and MIPS Technologies, Inc. on the other hand (the "Joint
           Development and License Agreement")+
   10.7.2 First Addendum to the Joint Development and License Agreement+
   10.7.3 Second Addendum to the Joint Development and License Agreement+
   10.7.4 Fourth Addendum to the Joint Development and License Agreement+
   10.8   Form of MIPS Technologies, Inc. 1998 Long-Term Incentive Plan
   10.9   Form of Employee Stock Purchase Plan
   10.10  Promissory Notes between Silicon Graphics, Inc. and Lavi Lev
   23.1   Consent of Ernst & Young LLP, Independent Auditors**
   23.2   Consent of Shearman & Sterling (included in Exhibit 5.1)**
   23.3   Consent of Anthony B. Holbrook**
   23.4   Consent of Fred M. Gibbons**
   24.1   Power of Attorney for Kevin C. Eichler**

   24.2 Power of Attorney for John E. Bourgoin, William M. Kelly, Kenneth L.
        Coleman, Teruyasu Sekimoto and Dr. Forest Baskett**
   27.1 Financial Data Schedule**

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*To be filed by amendment.
**Previously filed.

+ The Company has applied for confidential treatment of portions of this Exhibit. Accordingly, portions thereof have been omitted and filed separately.

  (b) FINANCIAL STATEMENT SCHEDULES

  Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 17. UNDERTAKINGS

  (a) The Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c) The undersigned Registrant hereby undertakes that:

    (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 19th day of June, 1998.

                                          MIPS Technologies, Inc.

                                             John E. Bourgoin
                                          By: _________________________________
                                             Name: John E. Bourgoin
                                             Title: Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

             SIGNATURE                           TITLE                  DATE
             ---------                           -----                  ----
          John E. Bourgoin
 ___________________________________
          John E. Bourgoin           Chief Executive Officer and    June 19, 1998
                                      Director (Principal Executive
                                      Officer)
                 *
 ___________________________________
          Kevin C. Eichler           (Principal Financial and       June 19, 1998
                                      Accounting Officer)
                 *
 ___________________________________
          William M. Kelly           Director                       June 19, 1998
                 *
 ___________________________________
         Kenneth L. Coleman          Director                       June 19, 1998
                 *
 ___________________________________
         Teruyasu Sekimoto           Director                       June 19, 1998
                 *
 ___________________________________
           Forest Baskett            Director                       June 19, 1998

*By: John E. Bourgoin
  ---------------------------
       John E. Bourgoin
       Attorney-in-Fact